UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 9, 2020

Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange
(Includes Preferred Stock Purchase Rights)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 9, 2020, Live Nation Entertainment, Inc. (the “Company”) entered into Amendment No. 7 to its Credit Agreement dated as of May 6, 2010, among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as London Agent (as amended, restated, supplemented or modified prior to Amendment No. 7, the “Credit Agreement” and as amended by Amendment No. 7, the “Amended Credit Agreement”), as described in more detail below.
The Amended Credit Agreement provides for, among other things: (i) a new incremental revolving facility in an aggregate principal amount of up to $120.0 million, with the potential to increase the amount of such facility to $150.0 million if additional commitments are received on or before May 9, 2020 (the “Incremental Revolving Facility”); (ii) substitution of the consolidated net leverage ratio covenant under the Credit Agreement with a liquidity covenant for the fiscal quarters ending June 30, 2020 and September 30, 2020 that requires the liquidity of the Company and its consolidated subsidiaries be at least $500.0 million at the end of such fiscal quarters (with liquidity being the sum of Free Cash (as defined in the Credit Agreement), event-related deferred revenue of up to $150.0 million, availability under both of the Company’s new Incremental Revolving Facility and existing revolving credit facility and availability under the Company’s existing $400.0 million delayed draw term A loan facility); (iii) substitution of consolidated EBITDA from the second and third quarters of 2020 with consolidated EBITDA from the second and third quarters of 2019, respectively, for purposes of calculating the consolidated net leverage ratio covenant under the Credit Agreement for the fourth quarter of 2020 through the second quarter of 2021; (iv) adjustment of the applicable margin for delayed draw term A loans and revolving loans (other than revolving loans under the new Incremental Revolving Facility) to 2.25% per annum (for Eurodollar rate loans) and 1.25% per annum (for base rate loans); (v) adjustment of the commitment fee rate for delayed draw term A loans and revolving loans to 0.50% per annum; and (vi) temporary suspension of the Company’s ability to make certain voluntary restricted payments for the period commencing on the effective date of the Amended Credit Agreement and ending on (A) the date that the Company delivers its compliance certificate and annual financial statements for the fiscal year ending December 31, 2020 with respect to payments or prepayments of principal on, or redemptions, repurchases or acquisitions of certain indebtedness of the Company and (B) September 30, 2021 with respect to other voluntary restricted payments.
The new Incremental Revolving Facility is available to be drawn from the effective date of the Amended Credit Agreement. The Incremental Revolving Facility matures in October 2024, concurrently with the Company’s existing revolving credit facility. Borrowings under the Incremental Revolving Facility bear interest through maturity at a variable rate based upon, at the Company’s option, either the Eurodollar rate or the base rate (which is the highest of (x) the administrative agent’s prime rate, (y) one-half of 1.00% in excess of the greater of the federal funds effective rate and the overnight bank funding rate, and (z) 1.00% in excess of the one-month Eurodollar rate), plus in each case, an applicable margin. The applicable margin for Eurodollar rate loans under the Incremental Revolving Facility is 2.50% per annum, and the applicable margin for base rate loans is 1.50% per annum. The Company will be required to pay a commitment fee to the lenders under the Incremental Revolving Facility equal to 1.75% per annum of the unutilized commitments thereunder.
Except as otherwise described herein, the terms of the Incremental Revolving Facility are the same as the previously disclosed terms applicable to the Company’s existing revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.
The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2020, in light of the evolving circumstances relating to the coronavirus, or COVID-19, each of the Company’s named executive officers voluntarily agreed with the Company to a reduction in such officer’s contractual annual base salary rate as follows:
•Michael Rapino (President and Chief Executive Officer): reduced from $3,000,000 to $0;
•Joe Berchtold (President): reduced from $1,300,000 to $650,000;
•Brian Capo (Chief Accounting Officer): reduced from $363,500 to $272,625;
•Michael Rowles (General Counsel): reduced from $800,000 to $400,000;
•Kathy Willard (Chief Financial Officer): reduced from $950,000 to $475,000.
The reductions in salary are effective from April 16, 2020 until such time as the compensation committee of the Company’s board of directors determines circumstances warrant restoring compensation to contractual levels.

Item 8.01 Other Events.
On April 13, 2020, the Company issued a press release, announcing, among other things, the matters described herein. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Events.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release issued by Live Nation Entertainment, Inc. on April 13, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Chief Accounting Officer
April 13, 2020